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EXHIBITS (ITEM 16 OF FORM S-3).
Exhibits--
                *1.1        --           Form of Underwriting Agreement.
              ***3.1        --           Certificate of Incorporation of DLJ Mortgage Corp., as currently in effect.
                *3.2        --           Bylaws of DLJ Mortgage Acceptance Corp. as currently in
                                         effect.
                *4.1        --           Forms of Trust Agreement including forms of Certificates.
                *4.2        --           Form of Sale and Servicing Agreement.
                *4.3        --           Form of Standard Provisions for Servicing.
              ***4.4        --           Form of Servicing Agreement, for a series consisting of Mortgage-Backed
                                         Notes.
              ***4.5        --           Form of Trust Agreement, for a series consisting of Mortgage-Backed
                                         Notes.
              ***4.6        --           Form of Indenture, for a series consisting of Mortgage-Backed Notes.
                 5.1        --           Opinion of Thacher Proffitt & Wood regarding the legality of the
                                         Securities.
                 5.2        --           Opinion of Stroock & Stroock & Lavan LLP regarding the legality of the
                                         Securities.
                 5.3        --           Opinion of Brown & Wood LLP regarding the legality of the Securities.
                 5.4        --           Form of opinion of counsel regarding legality, to be filed before any sale of a series of Certificates.
                 5.5        --           Form of an opinion of counsel regarding legality, to be filed before any sale of a series of Notes.
                 8.1        --           Opinion of Thacher Proffitt & Wood as to certain tax matters (included in Exhibit 5.1).
                 8.2        --           Opinion of Stroock & Stroock & Lavan LLP as to certain tax matters
                                         (included in Exhibit 5.2).
                 8.3        --           Opinion of Brown & Wood LLP as to certain tax matters.
                 8.4        --           Form of an opinion of counsel as to tax matters, to be filed before any sale of a series of Certificates (included in Exhibit 5.4).
                 8.5        --           Form of an opinion of counsel as to tax matters, to be filed before any sale of a series of Notes (included in Exhibit 5.5).
                23.1        --           Consent of Thacher Proffitt & Wood (included in Exhibit 5.1).
                23.2        --           Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5.2).
                23.3        --           Consent of Brown & Wood (included in Exhibit 5.3).
              **24.1        --           Power of Attorney.
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*    Filed as an exhibit to Registration Statement on Form S-11 (No. 33-22364)
     and incorporated herein by reference.

** Filed as an exhibit to Registration Statement on Form S-3 (No. 333-39325) and incorporated herein by reference.

*** Filed as an exhibit to Registration Statement on Form S-3 (No. 333-51537) and incorporated herein by reference.